SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                     November 26, 1999 (November 18, 1999)

                               ILLINI CORPORATION
             (Exact name of registrant as specified in its charter)

          Illinois                      0-13343                  37-1135429
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

               3200 West Iles Avenue, Springfield, Illinois 62707
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 217-787-5111

                                 Not Applicable
          (Former name or former address, if changed since lastreport.)









                                  Page 1 of 12
                         The Exhibit Index is on Page 5

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 19, 1999, Illini Corporation (the "Company") consummated its previously announced agreement to acquire all of the outstanding shares of Farmers State Bank of Camp Point through the merger of Farmers State Bank with a wholly-owned subsidiary of the Company. As a result of the merger, the stockholders of Farmers State Bank received a total of 123,333 shares of Company common stock and cash in the aggregate amount of $3,456,260. The terms of the merger were determined through negotiations with the executive management of the Company and the executive management and principal shareholder of Farmers State Bank. The Company considered, among other things, the significant potential benefits to the Company and its shareholders, a fairness opinion delivered to the board by Legacy Securities, Inc. opining that the transaction was fair from a financial point of view, the similarity in the community banking philosophies of the two companies, and how the combination would further implement the long-term strategic plan that the board of directors has implemented to enhance shareholder value. The source of funds used to pay the cash portion of the purchase price was the Company's working capital acquired through dividends from the Company's wholly-owned subsidiary bank, Illini Bank, and borrowings from an unrelated financial institution, Marine Bank, Springfield, IL.

         Prior to the execution of the Agreement and Plan of Reorganization, there was no material relationship between the Company and Farmers State Bank or between any officers or directors of the Company and the officers or directors of Farmers State Bank.


ITEM 5.  OTHER EVENTS

         On November 18, 1999, the Board of Directors of the Company approved a Third Amendment to Rights Agreement dated as of November 18, 1999 (the "Third Amendment") to that certain Rights Agreement by and between the Company and Illinois Stock Transfer Company dated as of June 20, 1997, as amended. The Third Amendment affects the definition of "Beneficial Owner" under Sections 1(c) of the Rights Agreement to expressly provide that a person shall not be deemed the beneficial owner of, or to "beneficially own" any shares of Company common stock as a result of the operation of a Non-Compete, Standstill and Sale of Personal Goodwill Agreement entered into by the Company and Ernest H. Huls as part of the merger. The Non-Compete, Standstill and Sale of Personal Goodwill Agreement is included as Exhibit 10.1 to this Form 8-K.

         The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as an exhibit and incorporated herein by reference. All terms not otherwise defined above shall have the meanings ascribed to them in the Rights Agreement.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements of Businesses Acquired

                  The required financial statements for Farmers State Bank of Camp Point are not included in this report. Such financial statements will be filed not later than 60 days after the date that this report is required to be filed.

            (b)   PRO FORMA Financial Information

                  The required PRO FORMA financial information is not included in this report. Such PRO FORMA financial information will be filed not later than 60 days after the date that this report is required to be filed.

            (c)   Exhibits

                  4.1 Third Amendment to Rights Agreement, dated November 18, 1999 to Rights Agreement, dated as of June 20, 1997 by and between Illini Corporation and Illinois Stock Transfer Company

                  10.1 Non-Compete, Standstill and Sale of Personal Goodwill Agreement dated as of November 19, 1999 by and between Illini Corporation and Ernest H. Huls.

                  99.1  Press Release issued November 24, 1999.


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                           SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ILLINI CORPORATION


Dated:  November 23, 1999               By:   /s/Burnard K. McHone
                                              ------------------------
                                                 Burnard K. McHone
                                                 President



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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

      4.1 Third Amendment to Rights Agreement, dated November 18, 1999 to Rights Agreement, dated as of June 20, 1997 by and between Illini Corporation and Illinois Stock Transfer Company

      10.1 Non-Compete, Standstill and Sale of Personal Goodwill Agreement dated as of November 19, 1999 by and between Illini Corporation and Ernest H. Huls.

      99.1        Press Release issued November 24, 1999.




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